Exhibit 10.1(c)

                                  AMENDMENT #3

         TO LEASE DATED July 12, 1996 BY AND BETWEEN Equitable Holdings, Inc., AS LESSOR AND Inter- Con/PC, Inc., AS LESSEE.

         THIS AMENDMENT TO LEASE, entered into and made as of the 25th day of August, 1998, by and between Equitable Holdings, Inc., as Lessor and Inter-Con/PC, Inc., as Lessee.

                                   WITNESSETH:

         WHEREAS, Lessor and Lessee have heretofore entered into a certain lease, dated July 12, 1996, which was amended September 4, 1996 and further amended November 5, 1996 (the "Lease"), of a certain space at 7667 Equitable Drive, Eden Prairie, MN (the "Premises"), upon terms and conditions described in such Lease; and

         WHEREAS, Lessor and Lessee desire to amend said lease as described below:

         NOW THEREFORE, in consideration of the rents reserved and of the covenants and agreements herein set forth, it is agreed that the Lease be hereby amended from and after the date hereof as follows:

1. "Demised Premises". That certain portion of the Building located at 7667 Equitable Drive and designated as Bay A consisting of approximately 2,441 square feet as shown on Exhibit A which shall be expanded to include Bay B consisting of approximately 1,021 square feet as shown on Exhibit B, and Bay C consisting of approximately 1,732 square feet as shown on Exhibit C, attached hereto and made a part hereof for a total of 5,194 square feet.

2. "Term". The term of this agreement shall be amended to extend the term of the original lease through September 30, 2002. The commencement date of the term for Bay B shall be February 1, 1998, and for Bay C shall be October 1, 1997 and will be coterminous through September 30, 2002.

3. "Base Rent". The Base Rent for the entire Leased Premises shall be as follows:


                                           Period                                        Base Rent Per Month
         ---------------------------------------------------------------------------     -----------------------------
         October 1, 1997 through and including January 31, 1998                                    $1,335.00
         February 1, 1998 through and including May 31, 1999                                       $2,122.10
         June 1, 1999 through and including August 31, 1999                                        $3,952.85
         September 1, 1999 through and including September 30, 2002                                $4,044.39

4. Prorata Share: The Lessor agrees, as a condition of this Lease, that for the period of October 1, 1997 through and including January 31, 1998 shall be 7.44%. Beginning February 1, 1998 through and including May 31, 1999, the Lessee's prorata share of Additional Rent shall be 11.82%. Beginning June 1, 1999 and continuing until the expiration of this Lease, the Lessee's prorata share shall increase to 22.31%.

         Except as is hereinabove set forth, all other terms, provisions and covenants of the Lease shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above



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


written.


LESSEE:                                        LESSOR:

Inter-Con/PC, Inc.                             Equitable Holdings, Inc.

By:       /s/ Michael P. Ferderer              By:       /s/ Joseph F. Novogratz
         -------------------------------                ------------------------
         Mike Ferderer                                  Joseph Novogratz

Its:     President and CEO                     Its:     President
         -------------------------------                ------------------------



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